Plexus Announces Fiscal First Quarter 2017 Financial Results

•	Fiscal first quarter 2017 revenue of $635 million

•	GAAP diluted EPS of $0.82

•	Initiates fiscal second quarter 2017 revenue guidance of $620 to $650 million with GAAP diluted EPS of $0.71 to $0.79.

NEENAH, WI – January 18, 2017 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal first quarter ended December 31, 2016, and guidance for its fiscal second quarter ending April 1, 2017.

	Three Months Ended
	Dec 31, 2016	Dec 31, 2016	Apr 1, 2017
	Q1F17 Results	Q1F17 Guidance	Q2F17 Guidance
Summary GAAP Items
Revenue (in millions)	$635	$620 to $650	$620 to $650
Operating margin	5.3%	4.9% to 5.2%	4.9% to 5.2%
Diluted EPS (1)	$0.82	$0.74 to $0.82	$0.71 to $0.79

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	17.3%
Economic Return	6.8%
(1)	Includes stock-based compensation expense of $0.10 for Q1F17 results and $0.11 for Q2F17 guidance.
(2)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as ROIC and Economic Return, and a reconciliation of these measures to GAAP.

Fiscal First Quarter 2017 Information

•	Won 51 Manufacturing Solutions programs during the quarter representing approximately $217 million in annualized revenue when fully ramped into production

•	Trailing four quarter Manufacturing Solutions wins total approximately $785 million in annualized revenue

•	Purchased $7.1 million of our shares at an average price of $48.79 per share

Todd Kelsey, President and CEO, commented, “Late in the fiscal first quarter we fulfilled a broad-based pull-in of demand from customers within our Communications market sector that offset weaker than anticipated revenue from the Defense/Security/Aerospace market sector. Consequently, fiscal first quarter revenue of $635 million was at the midpoint of our guidance range. Strong operating performance enabled us to achieve GAAP diluted EPS of $0.82, at the top of our guidance range.”

Mr. Kelsey continued, “Looking forward to our fiscal second quarter, we currently anticipate revenue in the range of $620 to $650 million. The midpoint of this guidance suggests revenue will be sequentially flat. Underlying revenue growth is expected to be offset by end-market weakness within the Communications market sector and an additional delay to the previously disclosed orders from a large Industrial/Commercial customer. As a result of our continued strong operating performance, we are guiding GAAP diluted EPS in the range of $0.71 to $0.79. Overall, our wins performance continues to accelerate with new program ramps progressing as anticipated, supporting our goal of achieving a $3 billion annual revenue run rate as we exit the fiscal year.”

Patrick Jermain, Senior Vice President and CFO, commented, “During the fiscal first quarter we generated $73 million in free cash flow, a result well above our projections. Results from working capital initiatives drove fiscal first quarter cash cycle to 66 days, which was favorable to our expectations.” Mr. Jermain continued, “Our sustained operating performance delivered fiscal first quarter GAAP operating margin of 5.3%. We are pleased to guide GAAP operating margins in the range of 4.9% to 5.2% for the fiscal second quarter, even with absorbing seasonal compensation cost increases and the reset of US payroll taxes.”

Quarterly Comparison	Three Months Ended
	Dec 31, 2016	Oct 1, 2016	Jan 2, 2016
(in thousands, except EPS)	Q1F17	Q4F16	Q1F16
Revenue	$635,019	$653,064	$616,664
Gross profit	$64,356	$61,530	$50,059
Operating profit	$33,903	$23,651	$21,524
Net income	$28,179	$19,093	$14,448
Diluted EPS	$0.82	$0.56	$0.42
Adjusted net income*	$28,179	$28,261	$15,955
Adjusted diluted EPS*	$0.82	$0.82	$0.47

Gross margin	10.1%	9.4%	8.1%
Adjusted gross margin**	10.1%	9.9%	8.1%
Operating margin	5.3%	3.6%	3.5%
Adjusted operating margin*	5.3%	5.1%	3.7%

ROIC*	17.3%	13.8%	10.8%
Economic Return*	6.8%	2.8%	-0.2%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.
**Q4F16 adjusted gross margin excludes $2.9 million of primarily inventory losses sustained from a typhoon that impacted the Company's manufacturing facilities in Xiamen, China that were recorded in cost of sales.

Non-GAAP Financial Measures
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income, adjusted gross margin and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.

Market Sector and Business Segment Revenue
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Top 10 customers comprised 60% of revenue during the quarter, up one percentage point from the fiscal fourth quarter of 2016.

Market Sectors ($ in millions)	Three Months Ended
	Dec 31, 2016 Q1F17		Oct 1, 2016 Q4F16		Jan 2, 2016 Q1F16
Healthcare/Life Sciences	$211	33%	$192	29%	$191	31%
Industrial/Commercial	206	32%	231	35%	173	28%
Communications	131	21%	128	20%	157	25%
Defense/Security/Aerospace	87	14%	102	16%	96	16%
Total Revenue	$635		$653		$617

Business Segments ($ in millions)	Three Months Ended
	Dec 31, 2016 Q1F17	Oct 1, 2016 Q4F16	Jan 2, 2016 Q1F16
Americas	$315	$334	$305
Asia-Pacific	310	299	300
Europe, Middle East, and Africa	39	44	42
Elimination of inter-segment sales	(29)	(24)	(30)
Total Revenue	$635	$653	$617

Non-GAAP Supplemental Information

ROIC and Economic Return
ROIC for the fiscal first quarter of 2017 was 17.3%. The Company defines ROIC as tax-effected annualized adjusted operating profit divided by average invested capital over a two-quarter period for the first quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2017 is 10.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an Economic Return of 6.8%.

Cash Conversion Cycle	Three Months Ended
	Dec 31, 2016 Q1F17	Oct 1, 2016 Q4F16	Jan 2, 2016 Q1F16
Days in Accounts Receivable	49	58	53
Days in Inventory	90	87	88
Days in Accounts Payable	(60)	(61)	(59)
Days in Cash Deposits	(13)	(13)	(11)
Annualized Cash Cycle*	66	71	71
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended December 31, 2016, cash flows provided by operations was $79.5 million, less capital expenditures of $7.0 million, resulting in free cash flow of $72.5 million.

Conference Call and Webcast Information

What:	Plexus Fiscal Q1 2017 Earnings Conference Call and Webcast
When:	Thursday, January 19, 2017 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at: http://edge.media-server.com/m/p/ktx495yw/lan/en

Conference call at +1.800.708.4540 with passcode: 43948707

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 43948707

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Healthcare/Life Sciences, Industrial/Commercial, Communications and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; potential economic weakness and other effects resulting from the June 2016 vote of the United Kingdom to exit the European Union and the change in the U.S. presidential administration; the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2016 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 31,	Jan 2,
	2016	2016
Net sales	$635,019	$616,664
Cost of sales	570,663	566,605
Gross profit	64,356	50,059
Selling and administrative expenses	30,453	27,028
Restructuring and other charges	—	1,507
Operating income	33,903	21,524
Other income (expense):
Interest expense	(3,274)	(3,534)
Interest income	1,071	932
Miscellaneous	(674)	(1,620)
Income before income taxes	31,026	17,302
Income tax expense	2,847	2,854
Net income	$28,179	$14,448
Earnings per share:
Basic	$0.84	$0.43
Diluted	$0.82	$0.42
Weighted average shares outstanding:
Basic	33,534	33,396
Diluted	34,544	34,062

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Dec 31,	Oct 1,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$496,505	$432,964
Restricted cash	1,342	—
Accounts receivable	343,661	416,888
Inventories	564,813	564,131
Prepaid expenses and other	24,066	19,364
Total current assets	1,430,387	1,433,347
Property, plant and equipment, net	284,968	291,225
Deferred income taxes	4,709	4,834
Other	36,115	36,413
Total non-current assets	325,792	332,472
Total assets	$1,756,179	$1,765,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$78,879	$78,507
Accounts payable	375,601	397,200
Customer deposits	83,491	84,637
Accrued salaries and wages	40,666	41,806
Other accrued liabilities	50,256	48,286
Total current liabilities	628,893	650,436
Long-term debt and capital lease obligations, net of current portion	184,136	184,002
Other liabilities	15,608	14,584
Total non-current liabilities	199,744	198,586
Total liabilities	828,637	849,022
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
51,516 and 51,272 shares issued, respectively,
and 33,556 and 33,457 shares outstanding, respectively	515	513
Additional paid-in-capital	537,034	530,647
Common stock held in treasury, at cost, 17,960 and 17,815, respectively	(547,029)	(539,968)
Retained earnings	965,323	937,144
Accumulated other comprehensive loss	(28,301)	(11,539)
Total shareholders’ equity	927,542	916,797
Total liabilities and shareholders’ equity	$1,756,179	$1,765,819

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 31,	Oct 1,	Jan 2,
	2016	2016	2016
Operating profit, as reported	$33,903	$23,651	$21,524
Operating margin, as reported	5.3%	3.6%	3.5%

Non-GAAP adjustments:
Typhoon-related losses (1)	—	2,871	—
Accelerated stock-based compensation expense (2)	—	5,210	—
Restructuring and other charges*	—	1,805	1,507
Adjusted operating profit	$33,903	$33,537	$23,031
Adjusted operating margin	5.3%	5.1%	3.7%

Net income	$28,179	$19,093	$14,448

Non-GAAP adjustments:
Typhoon-related losses (1)	—	2,871	—
Related tax impact	—	(718)	—
Accelerated stock-based compensation expense (2)	—	5,210	—
Restructuring and other charges*	—	1,805	1,507
Adjusted net income	$28,179	$28,261	$15,955

Diluted earnings per share	$0.82	$0.56	$0.42

Non-GAAP adjustments:
Typhoon-related losses (1)	—	0.08	—
Related tax impact	—	(0.02)	—
Accelerated stock-based compensation expense (2)	—	0.15	—
Restructuring and other charges*	—	0.05	0.05
Adjusted diluted earnings per share	$0.82	$0.82	$0.47

*Summary of restructuring and other charges
Employee termination and severance costs	$—	$565	$1,394
Other exit costs	—	460	113
Loss on sale leaseback of building	—	780	—
Total restructuring and other charges	$—	$1,805	$1,507

(1) During Q4F16 $2.9 million of charges were recorded in cost of sales; these charges resulted primarily from inventory losses sustained from a typhoon that impacted the Company's manufacturing facilities in Xiamen, China.

(2) During Q4F16 $5.2 million of accelerated stock-based compensation expense was recorded in selling and administrative expenses pursuant to the previously announced retirement agreement with the Company's former Chief Executive Officer.

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Dec 31,		Oct 1		Jan 2,
	2016		2016		2016
Operating profit, as reported		$33,903		$99,439		$21,524
Typhon-related losses	+	—	+	2,871	+	—
Accelerated stock-based compensation expense	+	—	+	5,210	+	—
Restructuring and other charges	+	—	+	7,034	+	1,507
Adjusted operating profit		$33,903		$114,554		$23,031
	x	4			x	4

Annualized adjusted operating profit		$135,612		$114,554		$92,124
Tax rate	x	8%	x	11%	x	12%
Tax impact		10,849		12,601		11,055
Adjusted operating profit (tax effected)		$124,763		$101,953		$81,069

Average invested capital	÷	$720,197	÷	$739,986	÷	$753,078

ROIC		17.3%		13.8%		10.8%
Weighted average cost of capital	-	10.5%	-	11.0%	-	11.0%
Economic return		6.8%		2.8%		-0.2%

	Three Months Ended
Average Invested Capital	Dec 31,	Oct 1,	Jul 2,	Apr 2,	Jan 2,	Oct 3,
Calculations	2016	2016	2016	2016	2016	2015
Equity	$927,542	$916,797	$895,175	$871,111	$850,794	$842,272
Plus:
Debt - current	78,879	78,507	78,279	2,300	2,864	3,513
Debt - long-term	184,136	184,002	184,479	259,565	259,289	259,257
Less:
Cash and cash equivalents	(496,505)	(432,964)	(433,679)	(409,796)	(354,728)	(357,106)
	$694,052	$746,342	$724,254	$723,180	$758,219	$747,936